   As filed with the Securities and Exchange Commission on January 12, 1999
                     Registration No. ____________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                   ----------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                   ----------


                       THE ASHTON TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                22-6650372
     (State or other jurisdiction      (I.R.S.  Employer Identification No.)
   of incorporation or organization)


                         1900 Market Street, Suite 701
                        Philadelphia, Pennsylvania 19103
                                 (215) 751-1900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            Fredric W.  Rittereiser
                     President and Chief Executive Officer
                       The Ashton Technology Group, Inc.
                         1900 Market Street, Suite 701
                        Philadelphia, Pennsylvania 19103
                                 (215) 751-1900
(Name, address, including zip code, and telephone number,  including area code, of agent for service)
                                   ----------
                                   Copies to:
                             Justin P.  Klein, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                            Philadelphia, PA  19103
                                 (215) 665-8500
                                   ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


    Calculation of Registration Fee
  ================================================
      Title of each class of        Common Stock
   securities to be registered     $.01 par value
  ------------------------------------------------
   Amount to be registered (2)
                                     3,734,000
  ------------------------------------------------
    Proposed maximum offering
       price per unit (1)           $1.94
  ------------------------------------------------
        Proposed maximum
   aggregate offering price (1)     $7,243,960
  ------------------------------------------------
   Total amount of registration
                fee                 $2,013.82
  ================================================


(1) The price is based on the average of the reported high and low sales price of our Common Stock as reported on the Nasdaq SmallCap Market on January 8, 1999. The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(2) Included in this amount are 347,000 shares of our Common Stock issuable upon conversion of our Series D Convertible Preferred Stock, 307,000 shares of our Common Stock issuable upon conversion of our Series E Convertible Preferred Stock, and 3,080,000 shares of our Common Stock shares issuable upon the exercise of certain Put Rights granted to the Company in connection with the sale of the Series D Convertible Preferred Stock and Series E Convertible Preferred Stock. The estimated number of shares included in this Registration Statement was calculated at 200% of the shares required based upon the amount of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock outstanding and the closing price of our stock on January 8, 1999, less Common Stock previously registered and carried forward.



                                 ______________

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

       =================================================================

                                   PROSPECTUS

--------------------------------------------------------------------------------

                       THE ASHTON TECHNOLOGY GROUP, INC.

                                3,734,000 SHARES

                          COMMON STOCK $.01 PAR VALUE

--------------------------------------------------------------------------------


ABOUT THIS PROSPECTUS

The Ashton Technology Group, Inc., Ashton or the Company, filed a registration statement (No. 333-58041), on August 11, 1998 to initially register 4,521,692 shares of Common Stock which would be acquired by investors in Ashton's Series D and Series E Convertible Preferred Stock upon conversion of their shares of
preferred stock into Common Stock.   The registration statement also included
9,502,229 shares of Common Stock which could be sold by Ashton and purchased by the Series D and Series E Convertible Preferred Stock holders upon exercise of put rights Ashton acquired at the same time that it sold the Series D and Series E Preferred Stock, the "Put Rights".

This Prospectus relates to the resale of additional shares of the Company's Common Stock by investors in the Company's Series D Convertible Preferred Stock and Series E Convertible Preferred Stock who elect to convert their shares of Series D and Series E Convertible Preferred Stock into shares of Common Stock or purchase shares of Ashton Common Stock as a result of Ashton's exercise of its
Put Rights.   These investors are referred to as the Selling Stockholders and are identified along with the Plan of Distribution beginning on Page 12.

This Prospectus registers:


* 347,000 additional shares of Common Stock which may be acquired by investors in Series D Convertible Preferred Stock,

* 307,000 additional shares of Common Stock which may be acquired by investors in Series E Convertible Preferred Stock and

* 3,080,000 additional shares of Common Stock which may be acquired by investors in the Series D and Series E Convertible Preferred Stock if Ashton exercises its Put Rights.

These additional shares of Common Stock are being registered due to the decline in the price of Ashton's Common Stock since the date of the previous
registration statement.   The price decline has resulted in an increase in the
number of shares of Common Stock the Company is required to issue when the holders of the Series D and Series E Convertible Preferred Stock convert their shares and when the Company exercises its Put Rights.

Although Ashton will receive proceeds from the exercise of the Put Rights from time to time, if they are exercised, Ashton will not receive any of the proceeds from the conversion or resale of shares of Common Stock by the Series D and Series E Convertible Preferred Stock investors.

Investing in our Common Stock involves a high degree of risk. see "Risk Factors" beginning at Page 6, for a discussion of the factors we believe should be considered by prospective purchasers of our common stock.


Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.


The Company's Common Stock is traded on the Nasdaq SmallCap Market. The Common Stock is listed under the symbol "ASTN". On January 8, 1999, the last reported sales price for the Common Stock was $1.91.

The date of this Prospectus is January 12, 1999.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or
"SEC").   Our SEC filings are available to the public over the Internet at the
SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

Ashton's Common Stock and Warrants are listed on Nasdaq SmallCap Market, a subsidiary of the National Association of Securities Dealers, Inc., or NASD. The Company's filings may be inspected and copied at the NASD's offices at 1735 K Street, N.W., Washington, DC 20006-1500.

The Company has filed a Registration Statement with the SEC on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, together with all amendments and exhibits, registers the Common Stock offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement. The Registration Statement omits certain information in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete. We refer you to the Registration Statement and to the exhibits and amendments filed with it for further information. Copies of these documents may be obtained from the Commission upon payment of the prescribed fee.


INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.


* the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1998, as amended, and June 30, 1998;

* the Company's Current Reports on Form 8-K dated December 10, 1998, September 1, 1998, April 9, 1998; and January 27, 1998

*  the Company's Proxy Statement dated May 8, 1998;

* the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998;

*  the Company's Proxy Statement dated July 27, 1998; and

* the Company's Prospectus filed pursuant to Rule 424(b) of the Securities Act, dated August 11, 1998.


You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Chief Financial Officer
The Ashton Technology Group, Inc.
1900 Market Street, Suite 701
Philadelphia, PA 19103
(215) 751-1900.

FORWARD-LOOKING STATEMENTS

Certain statements in this Prospectus may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. A forward-looking statement involves known and unknown risks, uncertainties and other important factors that could cause the actual financial performance or achievements of the Company to differ materially from any future financial performance or achievements expressed or implied by such forward-looking statements.

The risks, uncertainties, and other important factors that could affect the Company include, among others:

*  dependence on arrangements with stock exchanges;

*  dependence on proprietary technology;

*  risks of technological changes and increased costs of technology;

*  industry trends; competition; ability to develop markets;

*  changes in business strategy or development plans;

*  availability, terms and deployment of capital;

*  availability of qualified personnel;

*  changes in government regulation; general economic and business conditions;

*  and other factors discussed in this Prospectus.

Such forward-looking statements speak only as of the date of this Prospectus. For discussion of the factors that might cause the performance of the Company to differ with actual results, see the discussion of "Risk Factors" beginning on Page 6. The Company is not obligated to disseminate any updates or revise any forward-looking statement contained in this Prospectus to reflect any change in the Company's expectations with regard to such statement or any change in events, conditions, or circumstances on which any such statement is based.

THE COMPANY

Ashton develops and markets on-line transaction systems for participants in the U.S. and international financial markets. We were founded in 1994 to apply advanced telecommunication and computing technologies to the area of electronic commerce, or e-commerce. We are currently organized as a parent company with four subsidiaries. Our subsidiaries are:

*  Universal Trading Technologies, Inc., ("UTTC/TM/")

*  Gomez Advisors, Inc.  ("GA")

*  Electronic Market Center, Inc.  ("EMC")

*  ATG/TM/ International, Inc.  ("ATG/TM/ International")


References herein to "us", "our", "we", the "Company" or "Ashton" include Ashton and its subsidiaries, unless the context indicates otherwise.

UTTC/TM/

UTTC/TM/ develops, markets and operates electronic pricing and transactional systems for the securities trading markets. UTTC/TM/'s target customers are professional investors, which include broker-dealers, pension plans, sponsors, institutional money managers and mutual funds. We believe these professional investors would benefit from UTTC/TM/'s proprietary technologies and pricing mechanisms, which are expected to enable them to trade efficiently and cost effectively in an electronic trading environment. UTTC/TM/ has developed the Universal Trading System ("UTS/TM/"), which incorporates advanced computer and telecommunications technology. UTS/TM/'s first product module, the Volume Weighted Average Price ("VWAP/TM/") Trading System ("VTS/TM/"), is an electronic securities pricing and transaction system for trading exchange listed and Nasdaq securities.

On April 22, 1995, the Philadelphia Stock Exchange, or the PHLX, and UTTC/TM/ agreed to deploy the VTS/TM/ as a facility of the PHLX. On September 18, 1995, UTTC/TM/ and the PHLX formalized this contract for a term of five years commencing from the date VTS/TM/ becomes operational on the PHLX. Operation of the system was contingent upon approval by the SEC of a rule proposal filed by the PHLX, amending PHLX Rule 237. On June 9, 1998, the PHLX agreed to be acquired by the American Stock Exchange, or AMEX. Our contract with the PHLX is assignable by its terms with the consent of both parties. We do not intend to agree to the assignment of the contract. At this time, public reports indicate the structure and terms under which the acquisition of the PHLX by the AMEX would occur are still being negotiated. We cannot predict the impact the proposed merger, should it occur, will have upon us.

We have continued to work with the PHLX to obtain regulatory approval of the Rule 237 for the initial deployment of the VTS/TM/ as filed by the PHLX. In response to a SEC request, we have agreed to operate the VTS/TM/ through REB Securities. REB is a broker-dealer registered with the SEC effective June 18, 1998. It is a subsidiary of our subsidiary UTTC. A separate division of REB will be the facilities manager for the VTS/TM/. On October 20, 1998, REB's application for PHLX membership was approved by the PHLX. We have been conducting preparatory system launch sessions with the staff of the PHLX and have begun joint, full-scale production testing of the VTS/TM/ and PHLX systems.

On April 16, 1998, the SEC proposed new rules and rule amendments that will make it easier for alternative trading systems, or ATSs, such as ours to operate. Anticipating adoption of these new regulations, we have explored the best structure for launching our VTS/TM/ and other electronic trading products while at the same time maintaining flexibility in our approach and operating plans. The ATS regulations will permit, among other things, ATSs to choose whether to register and operate as national securities exchanges or as broker-dealers. In addition, the SEC has proposed regulatory amendments that will permit registered exchanges such as the PHLX to introduce pilot trading systems for up to two years without preliminary SEC approval, the Pilot Rule.

On December 2, 1998, the SEC adopted new rules and rule amendments, which were similar to the proposed ATS regulations. The ATS regulations and Pilot Rule will allow us to introduce our products, regardless of whether the PHLX rule proposal, with amendments, is approved by the SEC. The ATS regulations and Pilot Rule were published in the Federal Register on December 11, 1998. These new regulations will become effective in approximately mid-April 1999. Because the VTS/TM/ will be fully tested for deployment prior to the effective date of the Pilot Rule, UTTC/TM/ and the PHLX continue to seek SEC approval of the PHLX's pending rule change filing to permit the VTS/TM/ to commence operations earlier than mid April. This projection, however, is a forward-looking statement and the timing or occurrence of the rule approval could differ materially from that anticipated.

REB SECURITIES

REB Securities, Inc. ("REB"), a registered broker-dealer, is a wholly-owned subsidiary of UTTC/TM/. We expect REB to, upon approval of its NASD application, provide institutional brokerage services to banks, broker-dealers, insurance companies, and other financial intermediaries.

GOMEZ ADVISORS

Ashton formed GA in May 1997 in conjunction with Julio Gomez, John Robb, and Dr. Alex Stein. GA provides consumer-based e-commerce research and analysis concerning on-line financial services. GA also publishes proprietary evaluations of Internet financial services through its Internet Broker Scorecard and Internet Banker Scorecard rankings. The Scorecards have grown to include Internet travel and shopping services and will be expanded to include other segments of e-commerce. GA also provides clients in the financial services industry with advisory services concerning the use of the Internet as a tool for establishing electronic client relationships, marketing, and the interactive distribution of products. The range of Internet financial consulting services provided through GA includes strategy development, product and interface design, and implementation planning.

Ashton and GA management recently agreed to a restructuring of GA. GA's management team will have a direct equity ownership interest in GA. The restructuring is expected to be completed during January 1999. As a result of the restructuring, Ashton's initial voting equity ownership of GA will be reduced from 100% to approximately 70%. GA is expected to then complete a private placement of securities. The proceeds from the private placement will be used to expand staffing at GA, for capital expenditures to build an online research station and advanced database system, to develop and market new products and services, and for general corporate purposes. This projection, however, is a forward-looking statement and the timing or occurrence of the reorganization and sale of GA's securities could differ materially from that anticipated.

EMC

EMC is a wholly owned subsidiary that is expected to operate and market our to-be-developed open finance system, the Electronic Market Center ("eMC"). We have designed eMC for interactive market access by member users and to provide a global electronic distribution channel for all types of financial products and services. While we have designed the specifications for the eMC, there can be no assurance that we will be able to finance its development or to actually develop such a finance system. See "Risk Factors."

ATG/TM/ INTERNATIONAL

ATG/TM/ International is a wholly owned subsidiary that was created to develop proprietary online transaction systems for global financial markets, specifically China and Canada. The international markets represent potentially significant growth for the application of ATG/TM/'s technology and skills. In November 1997, we entered into a strategic initiative with Tianjin New Hong Chen Technology & Trading Company to introduce Ashton's online trading technology and systems to the financial markets in China.

CSI/TM/


Computer Science Innovations, Inc. ("CSI/TM/") was a subsidiary of the Company. CSI/TM/ was incorporated in Florida in March 1983, and specialized in utilizing computer technologies and sophisticated mathematical techniques to address complex information retrieval and management problems. On November 6, 1997, the Company sold CSI/TM/ to an Employee Stock

Ownership Plan controlled by, and for the benefit of, CSI/TM/'s management and employees.

Following the sale of CSI/TM/, our revenues have significantly decreased, with GA providing the only revenue since the sale. Except for GA, all of the subsidiaries described above are in the development stage and are subject to significant risks associated with development stage businesses. None of Ashton's current subsidiaries other than GA has realized any revenue to date.

RISK FACTORS

In addition to the other information contained or incorporated by reference in this Prospectus, prospective investors should consider carefully the following risk factors in evaluating an investment in our securities. If any of the following risks actually occur, our financial performance or business outlook could be adversely affected, the trading price of our securities could decline, and you might lose all or part of your investment.

WE HAVE A LIMITED OPERATING HISTORY AND A LARGE ACCUMULATED DEFICIT

We were founded in 1994 as a development stage company with no operating history. Until recently our only revenue was generated by CSI/TM/. Because we felt CSI/TM/ no longer fit into our long-term strategic plan involving e-commerce, we sold CSI/TM/ on November 6, 1997. Since then, our only other source of revenue has been GA, which was formed on May 22, 1997. Our revenue for the six months ended September 30, 1998 was $651,952. We have never realized any operating profit and have generated a significant accumulated deficit as a result of the reported losses.

OUR DIRECTORS AND OFFICERS MAY BE ABLE TO EXERT CONTROL

Ashton's directors and officers beneficially own approximately 8.6% of the outstanding shares of our Common Stock. In addition, directors and officers have been granted options to purchase our Common Stock. Should all these options be exercised and converted into Common Stock, the directors and officers would own 33.5% of the outstanding shares of Common Stock. In the event all of our outstanding shares of Series D and Series E Convertible Preferred Stock were converted into Common Stock and in the event we exercised all our Put Rights permitted by the Private Equity Line of Credit Agreement, Ashton's directors and officers would beneficially own 23.8% of the outstanding shares of our Common Stock. Because Ashton's Certificate of Incorporation provides no cumulative voting rights, our directors and officers, acting together, are in a position effectively to control the election of the members of the Board of Directors of Ashton and to control most corporate actions, as well as any actions requiring the approval of stockholders, such as mergers and acquisitions.

WE DEPEND ON OUR AGREEMENT WITH THE PHLX AND THE NEW REGULATORY ENVIRONMENT

We are a development stage company that has generated limited revenue to date. On April 22, 1995, our subsidiary, UTTC/TM/, and the PHLX agreed to deploy the VTS/TM/ as a facility of the exchange. Although the design and development of the VTS/TM/ module was completed in April 1997, there can be no assurance that it will operate as designed.

On June 9, 1998, the PHLX announced that its Board of Directors approved a plan to merge with the AMEX. We are unable to predict the impact that the proposed merger will have on our agreement with the PHLX or on the Company.

On December 2, 1998, the SEC adopted new ATS regulations that take effect approximately 120 days after publication in the Federal Register. Until the ATS regulations become effective, we are unable to commence operation of the VTS/TM/ as a facility of the PHLX or in an effective alternative format. After the ATS regulations are effective, there can be no assurance that the operation of VTS will commence or, if so, when it will commence.

WE WILL NEED ADDITIONAL FINANCING

Our current plan of operations and financial performance indicate that the private financing we have obtained will provide sufficient working capital for our next fiscal year. However, in order for us to receive all of the proceeds of this financing, we must comply with all of the requirements to allow us to exercise the Put Rights. There can be no assurance that we will comply with all of these requirements. If we do not comply, the proceeds of the financing will be unavailable to us. Unless we are able to obtain financing on other terms, it would have a material adverse effect on the Company. Excluding GA, we expect to begin generating revenue during our fiscal year ended March 31, 2000 which will commence on April 1, 1999. However, additional financing could be required should we encounter additional delays in implementing the VTS/TM/ as a facility of the PHLX or if we fail to develop successfully the market for the VTS/TM/. In addition, our plans currently include enhancements to the VTS/TM/, development of new products including full-scale development of eMC and equity offerings in GA. To implement these plans, we intend to raise additional financing. The financing may not be available on attractive terms or at all. The financing may take the form of spin-offs, joint ventures, equity offerings or other collaborative relationships, which may require us to share revenue from our products. These financing strategies could impose operating restrictions on us or be dilutive to you as a holder of Common Stock. This projection, however, is a forward-looking statement and our actual results could differ materially from those anticipated.

Ashton is authorized to issue up to 3,000,000 shares of Preferred Stock. We have already issued the following five series:

*  251,969 shares of Series A Convertible PIK Preferred Stock;


*  592,500 shares of Series B Convertible Preferred Stock;


*  55,000 shares of Series C Convertible Preferred Stock;


*  3.17 shares of Series D Convertible Preferred Stock; and


*  2.1 shares of Series E Convertible Preferred Stock.


The Company may issue further series of Preferred Stock. The Board of Directors will determine the terms of any further Series without input from Ashton's stockholders. The terms of any issuance of Preferred Stock may include voting rights (including the right to vote as a series on particular matters) which could be superior to those of the shares of Common Stock, may have preferences over the shares of Common Stock as to dividends and distributions in liquidation, conversion and redemption rights (including the right to convert into shares of Common Stock) and sinking fund provisions. If the Company issues additional Preferred Stock, your rights as holders of Common Stock could be affected and the value of your Common Stock could be reduced.

OUR INDUSTRY IS HIGHLY COMPETITIVE

Our products compete with other electronic trading systems, including Instinet Corporation's Instinet system, Investment Technology Group Inc.'s POSIT system, and OptiMark Technologies, Inc.'s proposed OptiMark system. We also compete with other companies that develop proprietary electronic trading systems. We believe that the key competitive criteria include quality of trade execution, pricing, and reliability of trade processing and settlement operations. Although we feel the VTS/TM/ will offer improved trading performance, trading flexibility and commercial benefits, there is no assurance that the VTS/TM/ will be accepted by an extended customer base. Nor can we be sure our products will be able to address adequately the competitive criteria in a manner that results in a competitive advantage. We also compete with various national, regional and foreign securities exchanges for trade execution services. The regulatory and operating environment for these entities has been undergoing significant changes. We could face increased competition should these exchanges take steps to retain transaction volume or to compete with the VTS/TM/ system by establishing similar trading systems.

The success of our VTS/TM/ is heavily dependent upon the acceptance of the product by institutional investors. Failure to obtain such acceptance could result in lower volumes and a lack of liquidity on the VTS/TM/. Market and customer acceptance of the VTS/TM/ will depend upon, among other things, VTS/TM/'s operational performance, which has not yet been tested in the environment of actual equity market trading activity. In addition, once operational, the VTS/TM/'s institutional customers may discontinue use of the VTS/TM/ at any time. While we continue to solicit customers to use the VTS/TM/, any commitments are dependent upon the VTS/TM/ becoming operational at the PHLX. There can be no assurance that we will attract a sufficient number of customers to the VTS/TM/.

GA competes with Forrester Research, Inc., Gartner Group, Inc., and J.D. Power & Associates. Indirect competitors include the internal planning and marketing staffs of GA's current and prospective clients as well as other information providers. GA also competes with large and established search engines such as Yahoo, Excite and Lycos for on-line advertising and sponsorship revenues. There are relatively few barriers to entry into GA's market and new competitors could seek to compete against GA in one or more market segments. These competitors may have substantially greater financial, information gathering and marketing resources than GA. There can be no assurance that GA will be able to compete successfully against existing or new competitors.

Our automated trade execution and analytical services, including eMC will also compete with services offered by leading brokerage firms and other information service and transaction processing firms. Many of our competitors have substantially greater financial, research, development and other resources than us and many of their products have substantial operating histories. While we believe our products, when operational, will offer certain competitive advantages, our ability to maintain these advantages will require continued investment in the development of additional marketing activities and customer support services. We may be unable to marshal sufficient resources to continue to make this investment while our competitors may continue to devote significantly more resources to competing services.

OUR PRODUCTS MAY NOT BE ABLE TO GENERATE ANTICIPATED REVENUES

GA has recently begun selling advertising on its website. GA has had no significant advertising revenue until recently. Advertising revenue, which constituted 40% of GA's total revenue for the quarter ended September 30, 1998, is expected to increase rapidly. This projection, however, is a forward-looking statement and our actual results could differ materially from those anticipated.

WE MAY BE EXPOSED TO RISKS OF INTELLECTUAL PROPERTY INFRINGEMENT

We regard our products and the research and development that went into developing them as property. We rely primarily on a combination of trademark and trade secret protection, employee and third party confidentiality and non-disclosure agreements, license agreements, and other intellectual property protection methods to protect these property rights.

However, we do not currently hold any material patents in or have we filed for copyright protection relating to current product lines. We are currently considering whether to patent or copyright certain aspects of its product line, including the method for pricing securities traded on the VWAP/TM/ system. Unauthorized third parties could copy or reverse engineer certain portions of our products or obtain or use information that we regard as proprietary. Nondisclosure and other contractual arrangements used to protect our proprietary rights could be breached and we may not have adequate remedies for any breach. We cannot be sure the actions we have undertaken or are contemplating will be adequate to deter misappropriation of proprietary information or enable us to detect unauthorized use of proprietary information. If faced with these situations we may not be able to afford the high cost required to enforce intellectual property rights or we may not have adequate remedies for any breach. In addition, our trade secrets could become known to or be independently developed by our competitors. While our competitive position may be adversely affected by the unauthorized use of our proprietary information, we believe the ability to protect fully our intellectual property is less significant to our success than other factors, such as the knowledge, ability and experience of our employees and our ongoing product development and customer support activities.

Although we believe our services and products do not infringe on the intellectual property rights of others, there can also be no assurance that third parties will not assert infringement claims against us in the future. Any such assertions by third parties could result in costly litigation, in which we may not prevail. Also, in such event, we may be unable to license any patents or other intellectual property rights from third parties on commercially reasonable terms, if at all. Litigation, regardless of its outcome, could also result in substantial cost and diversion of our resources. Any infringement claims or other litigation against us could materially impact our business, operating results, and consolidated financial condition.

OUR MARKETS WILL UNDERGO RAPID CHANGES IN TECHNOLOGY

The technologies underlying our products and services are subject to rapid evolution and change. Our future success depends upon our ability to respond quickly and successfully to technological advances by developing and introducing new and improved products and services. We may not be able to respond to such advances. Competitors, including those with greater financial and other resources, could also succeed in developing technologies, products, or services that could be superior to ours.

OUR FUTURE REVENUE WILL BE BASED UPON TRADING VOLUMES

Our revenues will depend on the volume of securities traded on our systems. National and international economic and political conditions and broad trends may affect securities trading volumes. Any one or all of these factors could result in lower share volumes offered through the VTS/TM/ and could adversely impact our results of operations once the VTS/TM/ becomes operational. Variations in transaction volume could result in significant volatility in operating results.

WE MAY BE EXPOSED TO RISKS OF SOFTWARE "BUGS", ERRORS AND MALFUNCTIONS

Complex software such as ours often contains undetected errors, defects or imperfections (often referred to as "bugs"). Despite rigorous testing, the VTS/TM/ could still be subject to various risks associated with systems errors and malfunctions and employee errors. These bugs could result in service interruptions. In addition, because our products often work with software developed by others, including customers, bugs in others' software could damage the marketability and reputation of our products. Given the competitive environment for electronic equity trading execution, investors could elect to use our competitors' products on a temporary or permanent basis to complete their trades. Prolonged service interruptions resulting from natural disasters could also result in decreased trading volumes and the loss of customers.

WE MAY BE EXPOSED TO YEAR 2000 RISKS

Many currently installed computer systems and software products are designed to accept only two digit entries in the date code field. Beginning in the year 2000, these code fields will need to accept four digit entries to distinguish 21st century dates. As a result, computer systems and/or software products used by many companies may need to be upgraded to comply with such year 2000 requirements, the Y2K problem.

We believe none of the applications we have developed or the critical internal systems and equipment used by us present Y2K issues. However, our systems interact electronically and operationally with software, hardware and equipment outside of our control. We also depend on third parties for services such as telecommunications. We are currently evaluating the public disclosures made by our key vendors. However, we are not independently verifying the Y2K compliance of these vendors. If our vendors are not Y2K compliant, this could adversely affect our business and results of operations. Y2K compliance issues could also cause a significant number of companies, including our potential customers, to experience problems that impact us.

We cannot assure you that we will not experience unanticipated negative consequences, including material costs caused by undetected errors or defects in the technology used in our internal systems. If it should come to our attention that certain of our services need modification, or certain of our third-party hardware and software is not year 2000 compliant, then we will seek modifications to our services and systems on a timely basis.

WE MAY BE EXPOSED TO DOW 10,000 RISKS

We are assessing the potential impact of the Dow exceeding 10,000. Some information systems and automated equipment may be unable to process and recognize a Dow in excess of 9,999. If not corrected, these systems and equipment could fail or create erroneous results. We believe the systems we have developed do not present Dow 10,000 compliance issues. However, our products and operating results could be materially impacted by the failure of others to become Dow 10,000 compliant. At this time, the potential liabilities and costs associated with Dow 10,000 compliance cannot be estimated with certainty.

GOVERNMENT REGULATION IMPACTS MANY OF OUR BUSINESS STRATEGIES

The VTS/TM/ will be subject to regulation by the SEC, the PHLX, and other self-regulatory organizations such as the NASD, which are charged with protecting the interests of the investing public and the integrity of the securities markets. In addition, these regulations are subject to change and the timing of any changes could impact our ability to launch new products.

For example, on December 2, 1998, the SEC adopted new rules that allow alternative trading systems, such as ours, to register and operate as broker-dealers or national securities exchanges independently, rather than relying on a sponsoring exchange to incorporate such alternative trading system as a facility of the exchange. In addition, the SEC rules allow stock exchanges, such as the PHLX, to implement, for a period of two years, pilot trading systems without prior SEC approval. Any failure to comply with the rules or regulations established by these entities may subject us to suspension or penalties that could have a material adverse effect on us and our operations and financial performance.

WE DEPEND ON KEY EMPLOYEES

Our future success depends upon the continued service of certain of our executive officers and key technology personnel. If we lost the services of one or more of our key employees it could have a material adverse effect on our business. In particular, the services of Fredric W. Rittereiser, Chief Executive Officer, Fred S.Weingard, Chief Technology Officer, and William W. Uchimoto, General Counsel, would be difficult to replace. Our subsidiary, GA, is dependent upon the services of Julio Gomez, Dr. Alex Stein and John Robb. We have entered into multi-year employment agreements with Messrs. Weingard, Gomez, Stein, Robb and certain other officers. We have obtained "key-man" life insurance on each of these individuals. We further believe our future success will depend upon our ability to attract and retain additional highly skilled technical, managerial, sales and marketing personnel. Competition for such personnel in the information technology development industry is intense. If we are unable to attract and retain such personnel, it could have a material adverse effect on our business, operating results, and consolidated financial operations.

WE DO NOT EXPECT TO PAY DIVIDENDS

Our Board of Directors has discretion to pay cash dividends on our Common Stock and Preferred Stocks. In determining whether to pay dividends, the Board of Directors considers many factors including our earnings, capital requirements and financial condition. We have not paid or declared any cash dividends upon our Common Stock since our inception. While there are no contractual limitations on our ability to pay Common Stock dividends, based on our present financial status and contemplated future financial requirements, we do not anticipate declaring any cash dividends on the Common Stock. If we pay dividends, we will have to comply with certain provisions of Delaware law.

FUTURE CONVERSION OF OUR PREFERRED STOCKS OR EXERCISE OF OUR PUT RIGHTS MAY DEPRESS OUR STOCK PRICE

We have four classes of preferred stock outstanding. The conversion formulas for the Series D and Series E Convertible Preferred Stock are not fixed and may result in substantial dilution to the percentage ownership of current stockholders. Depending on the market price of the Common Stock, the number of shares issued to holders of Series D and Series E Convertible Preferred Stock could be significantly greater than anticipated.

In addition, the Put Rights available to us under the terms of our private financing enable us to issue additional shares of Common Stock to the investors in the Series D and Series E Preferred Stocks. The put price for these Common Stock shares is not fixed and could result in the number of shares issued to be larger than anticipated. You could experience substantial dilution of your investment upon conversion of any or all of the outstanding shares of Series D and Series E Convertible Preferred Stock. The shares of Convertible Preferred Stock are not registered and may be sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule 144. Shares of Common Stock into which certain series of the Preferred Stock may be converted are being registered pursuant to this Registration Statement and a previous registration statement. The availability of these shares for resale may increase the potential for dilution to current stockholders. The holders of our Series A and Series B Convertible Preferred Stock may also convert their shares of preferred stock into Common Stock. These shares of Common Stock could then be sold without registration pursuant to an available exemption from registration such as Rule 144.

WE MUST MAINTAIN REQUIREMENTS FOR QUOTATION ON THE NASDAQ SMALLCAP

Our Common Stock and Warrants have been approved for quotation on Nasdaq SmallCap. The rules of the Nasdaq SmallCap establish criteria for continued quotation of securities on the Nasdaq SmallCap. While we expect to meet such criteria, there can be no assurance we will be able to maintain the standards for continued quotation. Continued inclusion on Nasdaq SmallCap generally requires:


*  that the registrant maintain at least $2,000,000 in net tangible assets,


*  the minimum bid price of the registrant's stock must be $1.00 per share,


* there must be at least 500,000 shares in the public float valued at $1,000,000 or more,


*  the stock must have at least two active market makers; and


*  the stock must be held by at least 300 holders.


If any company fails to meet the standards for continued quotation, the stock may be delisted or no longer quoted and the market for their securities may be affected adversely and any holders of those securities may be unable to sell their securities. Trading in those securities would thereafter be conducted in the over-the-counter market, in what are commonly referred to as the "pink sheets." If this were to occur, an investor would find it more difficult to sell, or to obtain accurate quotations as to the price of, the securities.

The Commission also adopted regulations under the Exchange Act which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If our Common Stock were to be removed from the Nasdaq SmallCap, our Common Stock, at its current market price, would be deemed to be "penny stock" and become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities. Should the above-described rules become applicable to our Common Stock, it could have a material adverse affect on the liquidity for the market of your securities. These rules could also affect the ability of broker-dealers to sell your securities and could impede your ability or the ability of subsequent holders of the shares of our Common Stock, Warrants and Preferred Stock to purchase Common Stock or to sell those securities in the secondary market.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. The Company has obtained Put Rights under the terms of its private financing that enable it to receive up to $13,000,000 from holders of Series D and Series E Convertible Preferred Stock. The Company has already obtained $3,000,000 of this financing. Upon exercise of all of the remaining Put Rights by the Company, the Company will receive an aggregate of up to $10,000,000, which will be used for general corporate purposes. There can be no assurance that the Company will be in compliance with all of the requirements necessary to permit the exercise of the Put Rights and receive the proceeds.
See "Risk Factors - We Need Additional Financing."

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

All of the shares of Common Stock of the Company covered by this Prospectus are being sold for the accounts of the holders of the Series D Convertible Preferred and the holders of the Series E Convertible Preferred. The Series D Convertible Preferred Stockholders and Series E Convertible Preferred Stockholders are also obligated to purchase shares of the Company's Common Stock upon the exercise of the Put Rights obtained by the Company in connection with the sale of the Series D and Series E Convertible Preferred Stock. This Prospectus also covers the shares of Common Stock to be issued upon exercise of these Put Rights.

The Series D Preferred Stockholders upon conversion of the Series D Preferred stock are offering 347,000 shares of Common Stock for resale. Previously, the Company registered 2,782,562 shares, of which 2,694,948 have been issued. When the remaining shares under the previous registration statement are combined with the shares being registered under this Registration Statement, the Series D Preferred Stockholders will be able to offer a total of 434,614 additional shares of Common Stock for resale.

The Series E Preferred Stockholders upon conversion of the Series E Preferred Stock are offering 307,000 shares of Common Stock for resale. Previously, the Company registered 1,739,130 shares, of which 763,497 have been issued. When the remaining shares under the previous registration statement are combined with the shares being registered under this Registration Statement, the Series E Preferred Stockholders will be able to offer a total of 1,282,633 additional shares of Common Stock for resale.

Ashton may cause the Series D and Series E Preferred Stockholders to purchase Common Stock pursuant to its Put Rights. 3,080,000 shares of Common Stock are being offered for resale by the Series D and Series E Preferred Stockholders upon the exercise by the Company of the Put Rights. Previously, the Company registered 9,502,229 shares, of which 2,423,802 have been issued by the Company pursuant to its Put Rights. When the remaining shares under the previous registration statement are combined with the shares being registered under this Registration Statement, the Preferred Stockholders will be able to offer a total of 10,158,427 additional shares of Common Stock for resale.

The shares of Common Stock being offered by the Selling Stockholders or anyone to whom they legally transfer such stock may be sold in one or more transactions (which may involve block transactions) on the Nasdaq SmallCap or on such other market on which the Common Stock may from time to time be trading, in privately-negotiated transactions, through the writing of options on the shares, short sales, or any combination thereof. The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price or such other price as the Selling Stockholders determine from time to time. The shares may also be sold pursuant to Section 4(1) of the Securities Act or Rule 144 thereunder.

The Selling Stockholders or any one to whom they legally transfer such stock may also sell the shares of Common Stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Brokers acting as agents for the Selling Stockholders will receive usual and customary commissions for brokerage transactions, and market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the market price at that time. There can be no assurance that all or any of the shares of Common Stock offered hereby will be issued to, or sold by, the Selling Stockholders. The Selling Stockholders and any brokers, dealers, or agents, upon effecting the sale of any of the shares offered hereby, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations thereunder.

The Selling Stockholders and any other persons participating in the sale or distribution of the shares of Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions of the Exchange Act may limit the timing of purchases and sales of any other such person. The foregoing may affect the marketability of the shares. The Company has agreed to indemnify certain Selling Stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments certain Selling Stockholders or their respective pledgees, donees, transferees, or other successors in interest, may be required to make in respect thereof.

Listed below are the names of each Selling Stockholder, the total number of shares owned and the number of shares to be offered for each Selling Stockholder account, and the percentage of Common Stock owned by each Selling Stockholder before and after this Offering:

----------------------------------------------------------------------------------------------------
                                                   SHARES OF
                                                   COMMON STOCK             SHARES OF
                           SHARES OF               BEING OFFERED FOR        COMMON STOCK
                           COMMON STOCK            SELLING                  OWNED OF RECORD
                           OWNED OF RECORD         STOCKHOLDER'S            AFTER COMPLETION
           NAME            PRIOR TO OFFERING       ACCOUNT                  OF OFFERING
----------------------------------------------------------------------------------------------------
                                                                             Number       Percent
----------------------------------------------------------------------------------------------------
Dominion Capital Fund,
Inc.(1)                      1,491,116                (2)     1,491,116        0            0
----------------------------------------------------------------------------------------------------
Canadian Advantage
Limited Partnership (1)      1,077,414                (3)     1,077,414        0            0
----------------------------------------------------------------------------------------------------
Excalibur Limited
Partner (1)                  312,291                  (4)     312,291          0            0
----------------------------------------------------------------------------------------------------
Sovereign Partners
Limited Partnership (1)      853,179                  (5)     853,179          0            0
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

(1) The shares listed in the table are an estimate of the number of shares of Common Stock to be offered by the Series D and Series E Convertible Preferred Stockholders. The actual number of shares of Common Stock that the Company will issue when the Series D Convertible Preferred Stock and Series E Convertible Preferred Stock are converted and when the Company's Put Rights are exercised, cannot be precisely determined, may be adjusted, and could be materially less or more than such estimate depending on factors which the Company cannot predict at this time, including, among other factors, the future market price of the Common Stock. The Private Equity Line of Credit Agreement, as amended, pursuant to which the Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, and the Put Rights, were sold, contains provisions which limit the number of shares of Common Stock into which the Series D Convertible Preferred Stock and Series E Convertible Preferred Stock are convertible and the number of shares the Company may Put at any one time. Under these provisions, the number of shares of Common Stock into which the Series D Convertible Preferred Stock and Series E Convertible Preferred Stock are convertible (together with any additional shares of Common Stock held by these Selling Stockholders) will not exceed 4.99% of the Company's Common Stock outstanding at the time of conversion. Moreover, the Company is limited in its ability to make a Put if such Selling Shareholders beneficially was 4.99% of the Company's common stock outstanding at the time of the Put. Accordingly, the number of shares of Common Stock set forth in the table for these Selling Stockholders may exceed the number of shares of Common Stock that these Selling Stockholders could own beneficially at any given time. In addition, the Company cannot predict with certainty the precise allocation of the shares of Common Stock, to be issued upon exercise of the Put rights, among the Selling Shareholders, which may depend, among other factors, upon the 4.99% limitation discussed above.

(2) Represents 33,443 shares to be issued on the conversion of the remaining Series D Convertible Preferred, 164,074 shares to be issued on the conversion of the remaining Series E Convertible Preferred, and 1,293,600 shares to be issued upon exercise of the Put.

(3) Represents 0 shares to be issued on the conversion of the remaining Series D Convertible Preferred, 51,774 shares to be issued on the conversion of the remaining Series E Convertible Preferred, and 1,025,640 shares to be issued upon exercise of the Put.

(4) Represents 36,722 shares to be issued on the conversion of the remaining Series D Convertible Preferred, 29,169 shares to be issued on the conversion of the remaining Series E Convertible Preferred, and 246,400 shares to be issued upon exercise of the Put.

(5) Represents 276,835 shares to be issued on the conversion of the remaining Series D Convertible Preferred, 61,983 shares to be issued on the conversion of the remaining Series E Convertible Preferred, and 514,361 shares to be issued upon exercise of the Put.

DESCRIPTION OF CAPITAL STOCK

As of January 8, 1999, the authorized capital stock of the Company consisted of 60,000,000 shares of Common Stock, par value $.01 per share, of which 15,046,409 were issued and outstanding, and 3,000,000 shares of Preferred Stock, of which 789,345.7 were issued and outstanding.

COMMON STOCK

Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Common Stock are entitled to receive such dividends, if any, that are declared by the Board of Directors. The Common Stock has no other rights attached to it and there are no redemptive or sinking funds provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable, and all the shares of Common Stock offered by the Company hereby will, when issued, be fully paid and non-assessable.

On April 2, 1998, the Company entered into a Private Equity Line of Credit Agreement (the "Line of Credit"), pursuant to Regulation D under the Securities Act, with the Series D and Series E Preferred Stockholders, among others. Pursuant to the Line of Credit, the Company was granted Put Rights allowing the Company to cause the Series D Preferred Stockholders and the Series E Preferred Stockholders to purchase up to $13,000,000 in Common Stock at certain intervals, and at certain volumes and prices. The number of shares to be purchased is determined by a conversion formula set forth in the Line of Credit.

In addition, pursuant to the Line of Credit, the Series D Preferred Stockholders and Series E Preferred Stockholders and the Placement Agent acquired warrants to purchase, in the aggregate, 600,000 shares of Common Stock at prices to be determined in the Line of Credit Agreement. In connection with the foregoing offerings of Series D Preferred and Series E Preferred (and other offerings), Adirondack Capital, L.L.C. ("Adirondack") received $200,000 and an option to purchase 600,000 shares of Common Stock at an exercise price of $1.875 per share for its services in structuring the investments. K. Ivan F. Gothner, the managing director of Adirondack, is a director of the Company. In addition, the Company expects to pay Adirondack additional compensation in the amount of 5% of the proceeds received each time the Company exercises its put rights in connection with these offerings. As of the date of this Prospectus, Adirondack has been paid $150,000 pursuant to these arrangements.

Since August 28, 1998, the Company has exercised the Put Rights and sold 2,423,802 shares of Common Stock for an aggregate price of $3,000,000. For purposes of this Registration Statement, were the remaining Put Rights to be exercised in their entirety as of January 8, 1999, at the closing stock price of $1.97, the Series D Preferred Stockholders and Series E Preferred Stockholders would be obligated to purchase 5,975,724 shares of Common Stock. See Risk Factors -"Future Conversion of our Preferred Stocks or Exercise of Our Put Rights May Depress Our Stock Price."

ANTI-TAKEOVER PROVISIONS

The Company is subject to Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the Company approves the business combination in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

The Company's Bylaws provide that (i) the authorized number of directors may be changed only by resolution of the Board of Directors, and (ii) directors can only be removed with or without cause by a majority vote of the stockholders. The Company's Bylaws also provide that the Board of Directors be notified not less than 60 and not more than 90 days prior to any stockholders meeting of any nominations of directors by the stockholders. These provisions could delay, deter, or prevent a change in control of the Company or depress the market price of Common Stock or discourage hostile bids in which stockholders of the Company could receive a premium for their shares of Common Stock. The Company is considering whether to adopt additional anti-takeover measures.

INDEMNIFICATION

The Delaware General Corporation Law allows the Company to indemnify its directors and officers in terms sufficiently broad to indemnify such persons for liabilities arising under the Securities Act. The Company has a directors and officers liability insurance policy that, under certain circumstances, could serve to indemnify the Company's directors and officers against liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

North American Transfer Company is the transfer agent and registrar for the Company's Common Stock.

LEGAL MATTERS

Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, PA, the Company's legal counsel, has given an opinion on certain legal matters with respect to the shares of Common Stock offered by this Prospectus.

EXPERTS

Goldstein Golub Kessler LLP, or GGK, has audited the consolidated financial statements of the Company and subsidiaries for the two fiscal years ended March 31, 1997 and March 31, 1998, incorporated by reference in this Prospectus and Registration Statement. The Company has relied on GGK's report in incorporating these financial statements and schedules given GGK's expertise in accounting and auditing.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this Prospectus. If any person makes a representation or gives any information other than those contained in this Prospectus, you should not rely on it as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the shares offered by this Prospectus. This Prospectus does not constitute an offer or solicitation to any person in any state where such an offer or solicitation would be unlawful. If you receive this Prospectus or purchase any of the Common Stock offered by this Prospectus, you should not assume that the information contained in this Prospectus is correct as of any date after the date written on this Prospectus.


                               TABLE OF CONTENTS
                               -----------------




                                       PAGE
                                       ----
Where You Can Find More Information       2
Incorporation by Reference                2
Forward-Looking Statements                3
The Company                               3
Risk Factors                              6
Use of Proceeds                          12
Selling Stockholders
  and Plan of Distribution               12
Description of Capital Stock             16
Indemnification                          17
Transfer Agent and Registrar             17
Legal Matters                            17
Experts                                  17


                               3,734,000 Shares



                             THE ASHTON TECHNOLOGY
                                  GROUP, INC.



                                 Common Stock






                               ________________

                                  PROSPECTUS
                               ________________



                               January 12, 1999

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Company.

Securities and Exchange Commission filing fee...... $
Printing expenses.................................. $ 5,000
Legal fees and expenses............................ $10,000
Accounting Fees.................................... $ 2,000

Miscellaneous...................................... $  -0-
                                                     ======
    Total.......................................... $19,014

All of the amounts shown are estimates, except for the fee payable to the Securities and Exchange Commission.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law authorizes the Company to grant indemnities to directors and officers in terms sufficiently broad to permit indemnification of such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. In addition, the Company has obtained Directors' and Officers' Liability Insurance, which insures its officers and directors against certain liabilities such persons may incur in their capacities as officers or directors of the Company. The Company pays annual premiums of approximately $106,000 on this policy.

     Article 7 of the Company's Amended Certificate of Incorporation provides as follows:

     SEVENTH: Directors of the Corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation, or (4) a transaction from which the director derived an improper personal benefit.


ITEM 16.  EXHIBITS

     The following is a list of exhibits filed as part of this Registration Statement, as amended.

Exhibit
Number      Description
------      -----------

4.1, 4.2 Certificates of Designation for the Company's Series D and E Convertible Preferred Stock. Incorporated by reference to the Company's Registration Statement No. 333-58041, dated August 11, 1998.

5.1         Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1        Consent of Goldstein Golub Kessler LLP

27.1        Financial Data Schedule

ITEM 17.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

              (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) Include any additional or changed material information on the plan of distribution;

          Provided, however, that, for small business issuers, paragraphs (1)(i) and (1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered, which remain, unsold at the end of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on January 12, 1999.

                                        THE ASHTON TECHNOLOGY GROUP, INC.

                                        By:  /s/ Arthur J.  Bacci
                                             ----------------------
                                             Arthur J.  Bacci
                                             Senior Vice President and
                                             Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                                      Date
---------                              -----                                      ----
-----------------------------------------------------------------------------------------------------------------------------------
/s/ Fredric W.  Rittereiser            Director, President and Chief Executive    January 12, 1999
---------------------------            Officer (Principal Executive Officer)
Fredric W.  Rittereiser
------------------------------------------------------------------------------------------------------------------------------------

/s/ Robert A.  Eprile                  Chairman of the Board                      January 12, 1999
---------------------------
Robert A.  Eprile
------------------------------------------------------------------------------------------------------------------------------------

/s/ John A.  Blohm                     Director and Secretary                     January 12, 1999
---------------------------
John A.  Blohm
------------------------------------------------------------------------------------------------------------------------------------

/s/ Fred S.  Weingard                  Director                                   January 12, 1999
---------------------------
Fred S.  Weingard
------------------------------------------------------------------------------------------------------------------------------------

/s/ K.  Ivan F.  Gothner               Director                                   January 12, 1999
---------------------------
K.  Ivan F.  Gothner
------------------------------------------------------------------------------------------------------------------------------------

/s/ Richard E.  Butler                 Director                                   January 12, 1999
---------------------------
Richard E.  Butler
------------------------------------------------------------------------------------------------------------------------------------

/s/ William W.  Uchimoto               Director and General Counsel               January 12, 1999
---------------------------
William W.  Uchimoto
-----------------------------------------------------------------------------------------------------------------------------------

/s/ Arthur J. Bacci                    Principal Financial Officer and            January 12, 1999
---------------------------            Principal Accounting Officer
Arthur J. Bacci
------------------------------------------------------------------------------------------------------------------------------------


                                 EXHIBIT INDEX
                                 -------------

Exhibit Number
--------------

4.1        Certificate of Designation of the Company's
           Series D Convertible Preferred Stock*

4.2        Certificate of Designation of the Company's
           Series E Convertible Preferred Stock*

5.1        Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1       Consent of Goldstein Golub Kessler LLP

27.1       Financial Data Schedule

* Incorporated by reference to the Company's Registration Statement no. 333-58041, dated August 11, 1998.